UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN CONSENT STATEMENT
SCHEDULE 14A INFORMATION

Filed by the Registrant ☑
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□ Preliminary Proxy Statement
□ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
□ Definitive Proxy Statement
□ Definitive Additional Materials
☑ Soliciting Materials Pursuant to Section 240.14a-12

Cephalon, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	1)	Title of each class of securities to which the transaction applies:

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Employee Frequently Asked Questions

1.	What happens in a merger?

•	Teva has agreed to purchase 100% of Cephalon for approximately $6.8 billion, or $81.50 per Cephalon share. The merger is subject to approval by regulators and our shareholders.
•	Once the merger is completed, Cephalon will be fully owned by Teva.
•	Until that time, the two companies must operate independently and Cephalon must continue with business as usual.
•	It is critical that we remain focused on running Cephalon’s day-to-day business and delivering on our 2011 commitments.
•	Teva maintains that it is buying Cephalon for our pipeline, our process and our people. Consequently, many of you will find opportunities in the combined organization.

2.	How long will it take for the merger to be approved and what will happen afterward?

•	We expect the merger to be completed in the third quarter of 2011.
•
While we work toward the completion of the merger, we will begin developing plans for the best way to integrate the two businesses.  It is important to note that any integration plans we make can only be implemented after the deal is completed.  Until then, we will continue to operate as two independent companies.

3.	What will happen to our compensation and benefits?

•
Under the merger agreement, for a period of one year following the merger, Teva has agreed to provide our employees who remain with the merged organization with salaries, annual cash incentive opportunity and employee benefits that will be substantially equivalent to those in effect before the merger.

•	For anyone who does not remain in the merged organization, Teva has agreed, for a period of two years following the merger, to follow our current severance practices.

4.	What will happen to my 2011 bonus?

•
Teva will generally continue our 2011 annual bonus plan for the remainder of 2011 in accordance with its terms.  In addition, in many cases an employee whose employment terminates after the merger and before the 2011 bonuses are paid will be entitled to a prorated bonus for 2011.

5.	What will happen to our reporting structure?

•	For the time being, there are no changes to your reporting structure.
•	Until the transaction closes, Cephalon and Teva will continue to operate as two independent companies.

6.	How many Cephalon jobs will be lost as a result of this transaction?

•	We do not have a full answer to this question but there will be some jobs lost due to overlapping functions between the two companies.
•	Teva is a company that values our pipeline, our process and our people, and Teva is committed to retaining talent, as needed, from both companies.
•
Now that we’ve announced the merger, we will begin working closely with Teva to develop plans to successfully integrate our two companies.  As we work through that process, we are committed to providing you with regular updates

7.	Will Cephalon employees have the opportunity to apply for positions within Teva? When will Cephalon employees know if they will have a job at Teva?

•	Based on our conversations with Teva, they are committed to retaining talent, as needed, from both companies.
•	As we work through the process of integrating our two companies, we’ll have a better sense of process and timing, and we are committed to providing you with regular updates.

8.	What will severance packages for Cephalon employees include?

•	For anyone who does not remain in the merged organization, Teva has agreed, for a period of two years following the merger, to follow our current severance policy.
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Our current severance policy generally provides that if an employee is terminated involuntarily, he or she will receive salary continuation and medical/dental/employee assistance plan continuation for between 3 and 12 months, based on years of service and salary grade.  Our policy also provides for outplacement services.

9.	What will happen to my stock options / restricted shares?

•	All unvested stock options and restricted shares will fully vest upon the consummation of the merger with Teva.
•	Upon consummation of the merger, each stock option will be cancelled in exchange for a cash payment equal to $81.50 less applicable exercise price.
•	Upon consummation of the merger, each share of restricted stock will become a vested share and each holder will receive the $81.50 merger price for each share owned.

10.	What will happen to Cephalon’s current R&D programs? Where will these fit in Teva’s R&D structure?

•	More specific plans about R&D will be made as part of the integration process, and as we work through that process we are committed to providing you with regular updates.
•	Teva sees great value in our currently marketed products and they also have a keen interest in the progression of our robust pipeline of compounds.
•	In addition, our extraordinary expertise in the development, sales and marketing of branded pharmaceutical products is very important to them.

11.	What will happen to Cephalon’s management team?

•	Teva’s CEO will be the CEO of the combined company.
•	Beyond that, it’s too early in the process for us to make any final determinations about the management team of the combined company.

12.	What will happen to Cephalon’s headquarters?

•	We have not yet determined what will happen to Cephalon’s headquarters. A decision will be made as part of the integration process.
•	However, we note that Teva’s Americas Headquarters is located in the Philadelphia suburbs.

13.	What will happen to Cephalon’s other sites around the world?

•	It’s too early in the process to determine the impact on Cephalon’s sites.
•	As we work through the process of integrating our two companies, we’ll have a better sense of process and timing, and we are committed to providing you with regular updates.

Additional Information:

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Cephalon, Inc. (the "Company") by Teva Pharmaceutical International Ltd. (“Teva”).  In connection with the proposed acquisition, Teva and the Company intend to file relevant materials with the Securities and Exchange Commission (the "SEC"), including the Company’s proxy statement on Schedule 14A relating to the transaction.

INVESTORS OF THE COMPANY ARE URGED TO READ THE COMPANY’S PROXY STATEMENT RELATING TO THE TRANSACTION, AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders will be able to obtain such documents free of charge through the website maintained by the SEC at www.sec.gov, at the Company's website at http://www.cephalon.com, or by contacting Innisfree M&A Incorporated at (877) 800-5186 (banks and brokers call collect at (212) 750-5833).

The Company and its directors and certain executive officers, may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction.  Information about the directors and executive officers of the Company and their respective interests in the Company by security holdings or otherwise is set forth in its proxy statement relating to the 2011 annual meeting of stockholders, which was filed with the SEC on March 25, 2011.  Investors may obtain additional information regarding the interest of the participants by reading the proxy statement relating to the transaction when it becomes available.